                                                                    EXHIBIT 15.1

                LETTER ON UNAUDITED INTERIM FINANCIAL INFORMATION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Pride International, Inc.
                  Registration Statement on Form S-3

         We are aware that our report dated May 15, 2003 on our review of interim financial information of Pride International, Inc. (the "Company") for the three-month periods ended March 31, 2003 and 2002 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2003 is incorporated by reference in its Registration Statement dated July 15, 2003.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Houston, Texas
July 15, 2003